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                                                                   EXHIBIT 10.13


                            SOUTHWEST GAS CORPORATION

                             EXECUTIVE DEFERRAL PLAN




                             Effective March 1, 1986

                       Amended and Restated March 1, 1988

                       Amended and Restated March 1, 1989

                       Amended and Restated March 1, 1990

                      Amended and Restated October 29, 1992

                        Amended and Restated May 10, 1994

                  Amended and Restated Effective March 1, 1999

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                              MASTER PLAN DOCUMENT
                SOUTHWEST GAS CORPORATION EXECUTIVE DEFERRAL PLAN


                                     PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of SOUTHWEST GAS CORPORATION.


                                    ARTICLE 1
                                   DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:

1.1 "Account Balance" means a Participant's individual fund comprised of Deferrals, Company Contributions and interest earnings credited thereon up to the time of Benefit Distribution.

1.2 "Base Annual Salary" means the yearly compensation paid to an Executive, excluding bonuses, commissions, overtime, and nonmonetary awards for employment services to the Company.

1.3 "Beneficiary" means the person or persons, or the estate of a Participant, named to receive any benefits under the Plan upon the death of a Participant.

1.4      "Benefit Account Balance" shall have the meaning set forth in Article
         5.3.

1.5 "Benefit Distribution" means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.

1.6 "Board of Directors" means the Board of Directors of Southwest Gas Corporation and any Successor Corporation.

1.7 "Bonus" means the portion of actual awards, if any, paid in cash under the terms of Southwest Gas Corporation's 1993 Management Incentive Plan, as amended ("Management Incentive Plan").


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1.8      "Change in Control" means the first to occur of any of the following events:

         (a) Any "person" (as the term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors; or

         (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Article 1.8) whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.

1.9 "Committee" means the administrative committee appointed by the Board of Directors to manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.

1.10 "Company" means Southwest Gas Corporation and such of its Subsidiaries as the Board of Directors may select to become parties to the Plan. The term "Company" shall also include any Successor Corporation.

1.11 "Company Contributions" means the amount added, if any, to a Participant's Account Balance in accordance with Article 3.2.

1.12 "Deferral(s)" means the amount of Base Annual Salary, Bonus and special income, as referred to in Article 3.9, transferred to the Plan accounts.

1.13 "Employee" means any full-time employee of Southwest Gas Corporation as determined under the personnel policies and practices of Southwest Gas Corporation prior to a Change in Control.

1.14 "Executive" means any officer of Southwest Gas Corporation prior to a Change in Control.

1.15 "Master Plan Document" means this legal instrument containing the provisions of the Plan.


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1.16     "Moody's Rate" means Moody's Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.

1.17 "Moody's Composite Rate" means the average of the Moody's Rate on January 1 for the five (5) years prior to Benefit Distribution.

1.18 "Participant" means any Executive who executes a Plan Agreement or an Employee who has been selected to participate in the Plan and who executes a Plan Agreement.

1.19 "Plan" means the Executive Deferral Plan of the Company evidenced by this Master Plan Document.

1.20 "Plan Agreement" means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.

1.21     "Plan Year" means the year beginning on March 1 of each year.

1.22 "Retire" or "Retirement" means the severance from employment with the Company on or after attaining age 55, other than by death, disability or Termination of Employment.

1.23 "Subsidiary" means any corporation, partnership, or other organization which is at least 50% owned by the Company or a Subsidiary of the Company.

1.24 "Successor Corporation" means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.

1.25 "Terminates Employment" or "Termination of Employment" means the ceasing of employment with the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.

1.26 "Third Party Fiduciary" means an independent third party (a corporate entity with no other relationship with the Company) selected by the Company to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.


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1.27     "Third Party Fiduciary Services Agreement" means the agreement with the
         Third Party Fiduciary to perform services with respect to the Plan.

1.28 "Trust Agreement" means an agreement establishing a "grantor trust" of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code").

1.29 "Trust Fund or Funds" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

1.30 "Trustee" means any person or entity selected by the Company to act as trustee under any Trust Agreement at any time of reference.

1.31 "Years of Service" means a Participant's Benefit Service as defined in the Retirement Plan for Employees of Southwest Gas Corporation, plus service with a Successor Corporation which is not taken into account for such plan.


                                    ARTICLE 2
                                   ELIGIBILITY

2.1 SELECTION OF PARTICIPANTS. An Executive shall become eligible to participate in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company (unless the Board of Directors determines, at that time, that such Executive will not become eligible to participate in the Plan). The Committee in its sole discretion may select any other Employee to become eligible to participate in the Plan.

2.2 CONTINUED ELIGIBILITY. If a Participant ceases to be an Executive and he continues as an Employee, the Committee in its sole discretion will determine whether such Employee will continue to be eligible to participate in the Plan. Notwithstanding the foregoing and upon the occurrence of a Change in Control, a Participant will continue to participate in the Plan.

2.3 PARTICIPANT ACCEPTANCE. Once eligible to participate in the Plan, an Executive or an Employee has to complete, execute and return to the Committee a Plan Agreement to become a Participant in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee. Notwithstanding the foregoing and upon the occurrence of a Change in Control, no additional conditions regarding continued participation in the Plan may be established by the Committee or any Successor Corporation.


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                                    ARTICLE 3
                  DEFERRAL COMMITMENT AND COMPANY CONTRIBUTION

3.1 DEFERRALS. A Participant may defer up to 100% of his Base Annual Salary and Bonus received during a Plan Year; provided, that such Deferral exceeds $2,000 per Plan Year. Notwithstanding the foregoing, no election shall be effective to reduce the Base Annual Salary and Bonus paid to a Participant for a calendar year to an amount which is less than the amount that the Company is required to withhold from such Participant's Base Annual Salary and Bonus for the calendar year for
         (a) applicable income and employment taxes (including Federal Insurance Contributions Act tax), (b) contributions to any employee benefit plan (other than this Plan), and (c) payroll transfers, in place, prior to such elections.

3.2 COMPANY MATCHING CONTRIBUTIONS. If a Participant makes a Deferral commitment with respect to Base Annual Salary and/or Bonus, the Company will contribute an amount equal to 50% of such Deferral, up to a maximum of 3% of the Participant's Base Annual Salary, to the Participant's Account Balance.

3.3 TIMING OF DEFERRAL ELECTION. Prior to the commencement of each Plan Year, a Participant will (a) advise the Committee, in writing, of his Base Annual Salary Deferral commitment for the upcoming Plan Year and
         (b) make his Deferral commitment for any Bonus earned during the calendar year ending in such Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Base Annual Salary or Bonus during the upcoming Plan Year.

3.4 EXERCISE OF DEFERRAL COMMITMENT. A Participant's Deferral commitment will be exercised on a per pay period basis for the portion of his Base Annual Salary that is deferred. The exercise of a Participant's Deferral commitment with respect to his Bonus will occur at the time the Bonus is paid.

3.5 ADJUSTMENT TO DEFERRAL COMMITMENT. The Committee reserves the right to adjust any Participant's Deferral commitment during a Plan Year to ensure that a Participant's actual Deferral does not exceed the maximum allowable amount.

3.6 DEFERRAL ELECTIONS BY NEW PARTICIPANTS. In the event an Executive or an Employee becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 100% of the remaining portion of his Base Annual Salary for the current Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.

3.7 DEFERRAL COMMITMENT DEFAULT. In the event a Participant defaults on his Base Annual Salary Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for


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         the subsequent Plan Year. In the event a Participant defaults on his
         Bonus Deferral commitment for a particular Plan Year, the Participant will not be able to defer any of his Bonus for that Plan Year or the subsequent Plan Year.

3.8 WAIVER OF DEFERRAL COMMITMENT DEFAULT. The Committee may waive for good cause the default penalty specified in Article 3.7 upon the request of the Participant.

3.9 DEFERRAL OF SPECIAL INCOME. A Participant who is entitled to receive cash (a) from the cancellation of stock options granted under the 1996 Stock Incentive Plan as a result of a Change in Control, (b) from the cancellation of outstanding performance shares issued pursuant to the Management Incentive Plan as a result of a Change in Control, or (c) under an employment, severance or special pay arrangement payable on account of termination of employment resulting from a Change in Control, may elect to defer receipt of all or a portion of such income; provided that such election is filed with the Committee at least six
         (6) months prior to the date such income would otherwise have become payable to the Participant. If the Participant makes such an election, such income shall not be paid to the Participant but rather shall be treated as a Deferral and added to the Participant's Account Balance as of the date such income would otherwise have been paid to the Participant. In addition, for such election to be effective with respect to the deferral of income resulting from the cancellation of an option, the Participant must agree in writing that such option shall not be exercised at all after the date of the election. Notwithstanding the foregoing, a Participant's election to defer income resulting from cancellation of an option shall terminate and the option may be exercised in accordance with its terms without regard to the election if the option would otherwise expire prior to cancellation (for example, because of the Participant's termination of employment) or if the cancellation does not occur.


                                    ARTICLE 4
                         INTEREST, CREDITING AND VESTING

4.1 INTEREST RATE. A Participant's Account Balance at the start of a Plan Year and any Deferrals and Company contributions made during a Plan Year will earn, except as provided for in Article 4.2, interest annually at 150% of the Moody's Rate. Interest will be credited to a Participant's account for Deferrals and Company contributions made during the Plan Year, as if all Deferrals and contributions were made on the first day of the Plan Year.

4.2 ADJUSTMENT TO INTEREST RATE. If a Participant Terminates Employment prior to completing five (5) Years of Service with the Company, interest credited for all Deferrals and vested Company contributions to a Participant's Account Balance will be adjusted based on the Moody's Rate during the period he participated in the Plan.


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4.3      VESTING OF COMPANY CONTRIBUTIONS. Company contributions and interest earned on such contributions will vest to a Participant at the rate of 20% per Year of Service and will vest completely once a Participant has five (5) Years of Service with the Company.

4.4 INTEREST DURING POSTPONEMENT OF BENEFIT DISTRIBUTION. In the event a Participant is allowed to postpone Benefit Distribution under the Plan, his Account Balance will earn interest annually under the provisions of
         Article 4.1, until Benefit Distribution.


                                    ARTICLE 5
                              PLAN BENEFIT PAYMENTS

5.1 LUMP-SUM PAYMENT. A Participant's Account Balance will be paid to the Participant in a lump-sum payment at the time of Benefit Distribution, unless the Participant qualifies to receive benefit payments over a specific benefit payment period.

5.2 INTEREST PRIOR TO BENEFIT DISTRIBUTION. A Participant's Account Balance will earn interest under the provisions of Article 4.1 or, if applicable, Article 4.2 until the time of Benefit Distribution.

5.3 BENEFIT PAYMENT PERIODS. If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance. The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.

5.4 PAYMENT PRIOR TO BENEFIT DISTRIBUTION. If there shall be a final determination by the Internal Revenue Service or a court of competent jurisdiction that the election by a Participant to defer the payment of any amount in accordance with the terms of this Plan was not effective to defer the taxation of such amount, then the Participant shall be entitled to receive a distribution of the amount determined to be taxable and the Participant's Account Balance shall be reduced accordingly.


                                    ARTICLE 6
                   RETIREMENT AND TERMINATION BENEFIT PAYMENTS

6.1 BENEFIT PAYMENT PERIODS; ELECTIONS. A Participant who Retires or Terminates Employment with more than five (5) Years of Service qualifies to receive his Account Balance over a period of 120, 180 or 240 months. The Participant shall


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         elect the payment period; provided that written notice of such election is filed with the Committee at least one (1) year prior to his Retirement or Termination of Employment. If a Participant fails to make such election prior to the time specified, the payment period will be 240 months.

6.2 BENEFIT PAYMENT DEFERRAL; ELECTIONS. A Participant who Retires or Terminates Employment with more than five (5) Years of Service, may elect to defer his Benefit Distribution for up to five (5) years from the date on which he Retires or Terminates Employment; provided that written notice of such election is filed with the Committee at least one (1) year prior to his Retirement or Termination of Employment. If a Participant makes an election under this Article 6.2, the Participant's Account Balance shall be paid in one of the optional forms of distribution set forth in Article 6.1 as elected by the Participant.

6.3 CHANGING ELECTIONS. A Participant who has made an election under this Article may subsequently revoke such election and make another election under this Article by providing written notice to the Committee; provided, however, that only the last such election or revocation in effect on the date which is one (1) year prior to the date on which the Participant Retires or Terminates Employment shall be effective. Notwithstanding the foregoing, if a Participant Terminates Employment or Retires as a result of a Change in Control or within one year after March 1, 1999, the date of amendment and restatement of this Plan, the foregoing provisions of this Article 6 shall be applied by substituting "six (6) months" for "one (1) year."

6.4 INTEREST ON BENEFIT PAYMENTS. The interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150% of the Moody's Composite Rate.


                                    ARTICLE 7
                    PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS

7.1      BENEFIT PAYMENTS. Notwithstanding any elections made pursuant to
         Article 6, if a Participant dies while he is an employee of the Company, his Account Balance will be paid to his Beneficiary in equal monthly installments over the 180 month survivor benefit payment period.

7.2 INTEREST ON BENEFIT PAYMENTS. The interest rate used to determine the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article
         5.3 following the Participant's death, will be 150% of the Moody's Composite Rate.


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                                    ARTICLE 8
                    POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS

8.1 BENEFIT PAYMENTS. If a Participant dies after the commencement of Retirement, Termination of Employment or disability benefit payments under Articles 6 or 9 but prior to such benefits having been paid in full, the Participant's benefit payments will continue to be paid to the Participant's Beneficiary through the end of the originally awarded benefit payment period, except as provided for in Article 10.7.

8.2 DELAYED BENEFIT PAYMENTS. If a Participant who has elected to postpone Benefit Distribution under the provisions of Article 6, dies after he Retires or Terminates Employment but prior to the commencement of benefit payments, payment of benefits to his Beneficiary will be made consistent with such elections.


                                    ARTICLE 9
                           DISABILITY BENEFIT PAYMENTS

9.1 DISABILITY DETERMINATION. A Participant shall be considered disabled if he qualifies for a disability benefit under the Company's group long-term disability plan. In the event a Participant does not qualify for benefits under the group long-term disability plan, the Committee may determine that a Participant is disabled under the provisions of the Plan.

9.2      VESTING OF COMPANY CONTRIBUTIONS. Notwithstanding the provisions of
         Article 4.3, Company contributions and interest earned on such contributions will be fully vested to the Participant at the time he is determined to be disabled under this Article.

9.3 BENEFIT PAYMENTS DURING FIRST FIVE (5) YEARS OF SERVICE. If a Participant is disabled within the first five (5) Years of Service with the Company, he will receive his Account Balance in a lump sum payment at Benefit Distribution.

9.4 BENEFIT PAYMENTS AFTER FIVE (5) YEARS OF SERVICE. Notwithstanding any elections made pursuant to Article 6, if a Participant is disabled after five (5) Years of Service with the Company, his Account Balance will be paid to him in equal monthly installments over the 180 month disability payment period.

9.5 INTEREST ON BENEFIT PAYMENTS. If a Participant qualifies to receive his Account Balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150% of the Moody's Composite Rate.


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                                   ARTICLE 10
                                  BENEFICIARIES

10.1 DESIGNATION OF BENEFICIARIES. A Participant shall have the right to designate any person as his Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant's death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50% of the Benefit Account Balance is designated to a Beneficiary other than the Participant's spouse, such Beneficiary designation must be consented to by the Participant's spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

10.2 CHANGING BENEFICIARY DESIGNATION. A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of Article 10.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

10.3 ACKNOWLEDGMENT. The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.

10.4 DISCHARGE OF COMPANY OBLIGATION. The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

10.5 MINOR OR INCOMPETENT BENEFICIARIES. If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

10.6 EFFECT OF NO BENEFICIARY DESIGNATION. If no Beneficiary designation is in effect at the time of the Participant's death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be:
         (a) the surviving spouse; (b) if there is no surviving spouse, then his issue per stirpes; or (c) if no surviving spouse or issue, then his estate.

10.7 PAYMENT TO CONTINGENT BENEFICIARY. If a Beneficiary receiving benefit payments under the provisions of the Plan dies prior to the completion of the benefit payment period, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the contingent Beneficiary designated by the Participant under the provisions of
         Article 10.1. If the Participant has failed to designate a contingent


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         Beneficiary, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the Beneficiary's estate. The present value of the remaining benefit payments will be calculated using the same methodology, including the same interest rate, as was used to calculate the Participant's annuity payment calculation, under Article 5.3.


                                   ARTICLE 11
                                LEAVE OF ABSENCE

11.1 CONTINUATION OF DEFERRAL COMMITMENT. If a Participant is authorized by the Company for any reason to take a paid leave of absence, the Participant's Deferral commitment shall remain in full force and effect.

11.2 SUSPENSION OF DEFERRAL COMMITMENT. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence, the Participant's Deferral commitment shall be suspended until the leave of absence ends and the Participant's employment resumes.


                                   ARTICLE 12
                                     GENERAL

12.1 PAYMENT OBLIGATION. Amounts payable to a Participant shall be paid from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a "rabbi trust."

12.2 LIMITATION ON PAYMENT OBLIGATION. The Company shall have no obligation under the Plan to a Participant or a Participant's Beneficiary, except as provided in this Master Plan Document.

12.3 FURNISHING INFORMATION. The Participant must cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.

12.4 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an


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         unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 14.1) be unfunded for purposes of the Code and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

12.5 WITHHOLDING. There shall be deducted from each payment made under the Plan or other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.


                                   ARTICLE 13
                      NO GUARANTEE OF CONTINUING EMPLOYMENT

13.1 FUTURE EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.


                                   ARTICLE 14
                                     TRUSTS

14.1 TRUSTS. The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA) the power to manage and control the Trust Fund. The Committee's authority under the provisions of this Article 14.1 will cease with a Change in Control.


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                                   ARTICLE 15
               TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

15.1 PLAN AMENDMENT AND TERMINATION. The Board of Directors may, at any time, without notice, amend or modify the Plan in whole or in part; provided, however, that (a) no amendment or modification shall be effective to decrease or restrict (i) the amount of interest to be credited to a Participant's Account Balance under the provisions of the Plan, (ii) the benefits the Participant qualifies for or may elect to receive under the provisions of the Plan, or (iii) benefit payments to Participants or Beneficiaries once such payments have commenced, and
         (b) effective March 1, 1999, no amendment or modification of this
         Article 15, Article 17, or Article 18 of the Plan shall be effective.

15.2 PLAN TERMINATION. The Board of Directors shall not terminate the Plan until all accrued benefits have been paid in full under the provisions of the Plan to the Participants and Beneficiaries.

15.3 PARTIAL PLAN TERMINATION. Except for the Participants' ability to defer special income under the provisions of Article 3.9, the Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination.

15.4 CHANGE OF CONTROL. In the event of a hostile or non-negotiated Change of Control of the Company, the benefits of this Plan will become 100% vested for all Participants and the interest credited to a Participant's Account Balance under any provision of this Plan will be adjusted, retroactively to the date an individual became a Participant and prospectively thereafter, to 200% of the Moody's Rate.


                                   ARTICLE 16
                     RESTRICTIONS ON ALIENATION OF BENEFITS

16.1 ALIENATION OF BENEFITS. To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.


                                   ARTICLE 17
                           ADMINISTRATION OF THE PLAN

17.1 COMMITTEE DUTIES. Except as otherwise provided in this Article 17, and subject to Article 18, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee


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

         may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

17.2 ADMINISTRATION AFTER A CHANGE IN CONTROL. Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 18. The Third Party Fiduciary may not be terminated by the Company without the consent of 50% of the Participants in the Plan.

17.3 AGENTS. In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.

17.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 17.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

17.5 INDEMNITY BY COMPANY. The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.

17.6 EMPLOYER INFORMATION. To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Termination of Employment, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.

17.7 MANNER AND TIMING OF BENEFIT PAYMENTS. The Committee or the Third Party Fiduciary, as the case may be, may alter, at or after Benefit Distribution, the manner and time of payments to be made to a Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary to meet existing financial hardships, which the Committee or the Third Party Fiduciary, as the case may be, determine are the same as or similar in nature to those identified in Section 1.401(k)-1(d)(2)(iv) of the federal treasury regulations.


                                   ARTICLE 18
                                CLAIMS PROCEDURE

18.1 PRESENTATION OF CLAIMS. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.

18.2 NOTIFICATION OF DECISION. The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:

         (a) That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 18.3.

18.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.

18.4 DECISION ON REVIEW. The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary's decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (i) the specific reason(s) for the decision; (ii) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
         (iii) such other matters as the Third Party Fiduciary deems relevant.

18.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 18 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.


                                   ARTICLE 19
                                  MISCELLANEOUS

19.1 NOTICE. Any notice given under the Plan shall be in writing and shall be mailed or delivered to:



                                    SOUTHWEST GAS CORPORATION
                                    Executive Deferral Plan
                                    Administrative Committee
                                    5241 Spring Mountain Road
                                    Las Vegas, NV  89102

         and

                                    CRG Fiduciary Services, Inc.
                                    633 West Fifth Street, 53rd floor
                                    Los Angeles, CA 90071-2086
                                    Attn: Managing Director

19.2 ASSIGNMENT. The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

19.3 GOVERNING LAWS. Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.

19.4 HEADINGS. Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.

19.5 GENDER AND NUMBER. Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

19.6 EFFECT OF ILLEGALITY OR INVALIDITY. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document this 30th day of July 1999.

                                         SOUTHWEST GAS CORPORATION




                                         By
                                             -----------------------------------
                                                    Michael O. Maffie
                                             President & Chief Executive Officer